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                                                                   EXHIBIT 23.01


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated July 27, 2001 included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8, File Nos. 333-20057, 333-20073 and 333-31398. It should be noted that we have not audited any financial statements of the Company subsequent to June 30, 2001 or performed any audit procedures subsequent to the date of our report.

                              /s/ ARTHUR ANDERSEN

                              Pittsburgh, Pennsylvania
                              September 28, 2001